UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 10, 2022 (June 6, 2022)

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(312) 618-1322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH.BC	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS.BC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 6, 2022, the Co-Chairman of the Board of Directors of UpHealth, Inc. (the “Company”), Dr. Chirinjeev Kathuria, and the Company’s Chief Legislative Affairs Officer, Jeffery R. Bray, filed a complaint in the Court of Chancery of the State of Delaware against the Company as nominal defendant, and as defendants, the following members of the Company’s Board of Directors – the Company’s other Co-Chairman of the Board of Directors, Dr. Avi Katz, and directors Dr. Raluca Dinu, Neil Miotto, Agnès Rey-Giraud, Nate Locke and Moshe Bar-Siman-Tov, entitled Jeffery R. Bray and Chirinjeev Kathuria v. Avi Katz, et al., and UpHealth, Inc., C.A. No. 2022-0489-LWW (the “Complaint”). On April 15, 2022, the Company publicly announced that the Company’s 2022 Annual Meeting of Stockholders will be held as a virtual meeting on Tuesday, June 28, 2022, at 9:00 a.m. PT. Pursuant to Article II, Section 3.2 of the Amended and Restated Bylaws of the Company (the “Bylaws”), for a nomination of a person to be a candidate for election as a director to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Company’s Secretary by the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. No stockholder gave such timely notice to the Company’s Secretary in accordance with Section 3.2 of the Company’s Bylaws.

On May 27, 2022, Mr. Bray sent a letter to the Company’s Board of Directors requesting the Board of Directors waive the advance notice requirements of Article II, Section 3.2 of the Bylaws. Mr. Bray’s letter to the Company’s Board of Directors attached a voting agreement signed by Mr. Bray, Dr. Kathuria, another member of the Company’s Board of Directors, Dr. Mariya Pylypiv, two members of the Board of Directors of the Company’s subsidiary Glocal Healthcare Systems Private Limited, Syed Sabahat Azim and Richa Sana Azim, the Company’s Executive Vice President Provider Networks, Dr. Azfar Malik, the Company’s former Chief Operating Officer, Alfonso Gatmaitan, and various other persons associated with certain of these individuals, and the parties to such voting agreement beneficially owned, in the aggregate, 50.31% of the outstanding shares of common stock, par value $0.0001 per share, of the Company as of the May 18, 2022 record date for the 2022 Annual Meeting of Stockholders. Also on May 27, 2022, Dr. Kathuria purported to call a special meeting of the Company’s stockholders to consider an amendment to the Bylaws, which if approved by the Company’s stockholders, would change the requirements of Section 3.2 to enable stockholders to nominate a person to be a candidate for election as a director at the 2022 Annual Meeting of Stockholders if such meeting had not yet occurred prior to the special meeting as a result of a denial of a quorum at the 2022 Annual Meeting of Stockholders by a majority of the stockholders.

As previously stated in its Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 31, 2022, on that same day the Company’s Board of Directors approved by the affirmative vote of a majority of the Company’s Board of Directors an amendment to the Bylaws (the “Amendment”), which became effective as of May 31, 2022. The Amendment amended and restated Article II, Section 2.4 of the Company’s then-existing Bylaws in its entirety to lower the number of holders of the shares entitled to vote at a meeting of stockholders constituting a quorum, in person or by proxy, from a majority to one-third. Furthermore, on May 31, 2022, the Company’s Board of Directors declined to waive the requirements of Article II, Section 3.2 of the Bylaws for several reasons, including that no notice of a nomination of a person to be a candidate for election as a director at the 2022 Annual Meeting of Stockholders was provided in either a timely manner, as required by Article II, Section 3.2 of the Bylaws, or otherwise (although what was indicated by individuals who are party to the voting agreement was that they intended to nominate either one or more of themselves or other individuals with whom they have a relationship and were therefore likely not independent of those members of the stockholder group who are members of the Company’s Board of Directors), and that the parties to the voting agreement of which Mr. Bray is a representative, are primarily insider parties at the Company who were intending, if the Company’s Board of Directors did not waive the Bylaws’ requirements, to use their majority stockholder position to deny a quorum at the 2022 Annual Meeting of Stockholders and in doing so, deprive the minority stockholders of the Company of the voting franchise. Finally, on May 31, 2022, the Company’s Board of Directors determined that no special meeting of the Company’s stockholders had been called by Dr. Kathuria as he alone does not have the authority to call a special meeting of the Company’s stockholders in accordance with the Bylaws.

The Complaint seeks declaratory and injunctive relief to require the Company to schedule and hold a special meeting of the Company’s stockholders on August 4, 2022 and to enjoin the 2022 Annual Meeting of Stockholders currently scheduled to occur on June 28, 2022, until after the special meeting of stockholders is held. The Complaint alleges that the defendant directors breached their fiduciary duties by the above-described actions undertaken on May 31, 2022. On June 6, 2022, the plaintiffs also filed a Motion for Expedited Proceedings requesting a trial on their claims before the 2022 Annual Meeting of Stockholders pending a trial on their claims, or alternatively, a hearing on their request to enjoin the 2022 Annual Meeting. The Court has scheduled a preliminary injunction hearing for June 23, 2022.

The Company and the defendant directors believe that all of plaintiffs’ claims in the Complaint are without merit, and intend to vigorously defend against them.

The Complaint and the Motion for Expedited Proceedings described above are attached as Exhibits 99.1 and 99.2 hereto and are incorporated into this Item 8.01 by this reference.

Participants in the Solicitation

The Company and its respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the matters noticed for the 2022 Annual Meeting of Stockholders in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 31, 2022 (the “Proxy Statement”). Information regarding the Company’s directors and executive officers is available in the Proxy Statement.

Additional Information and Where to Find It

In connection with the 2022 Annual Meeting of Stockholders and the matters noticed for the 2022 Annual Meeting of Stockholders in the Proxy Statement, the Company has filed with the SEC and mailed the Proxy Statement to its stockholders. This Current Report does not contain all the information that should be considered in respect of the matters noticed for the 2022 Annual Meeting of Stockholders in the Proxy Statement, and additional information is described in the Proxy Statement. The Proxy Statement and other relevant materials for the 2022 Annual Meeting of Stockholders has been mailed to stockholders of the Company as of a record date established for voting at the 2022 Annual Meeting of Stockholders.

Stockholders may also obtain a copy of the Proxy Statement, as well as other documents filed by the Company with the SEC without charge, at the SEC’s website located at www.sec.gov.

No Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the matters noticed for the 2022 Annual Meeting of Stockholders in the Proxy Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item

99.1	Verified Complaint, Jeffery R. Bray and Chirinjeev Kathuria v. Avi Katz, et al., and UpHealth, Inc., C.A. No. 2022-0489-LWW.

99.2	Motion for Expedited Proceedings.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2022

By:	/s/ Dr. Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer

Exhibit 99.1

EFiled: Jun 09 2022 04:50PM EDT Transaction ID 67711298 Case No. 2022-0489-LWW

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

JEFFERY R. BRAY and CHIRINJEEV	)
KATHURIA,	)
)
Plaintiffs,	)
)
v.	)	C.A. No. 2022-0489-LWW
)
AVI KATZ, RALUCA DINU, AGNES REY-)		PUBLIC VERSION EFILED
GIRAUD, NEIL MIOTTO, NATE LOCKE, and	)	ON JUNE 9, 2022
MOSHE BAR-SIMAN-TOV,	)
)
Defendants,	)
)
and	)
)
UPHEALTH, INC., a Delaware Corporation,	)
)
Nominal Defendant.	)
)
)

VERIFIED COMPLAINT

Plaintiffs Jeffery R. Bray and Chirinjeev Kathuria (collectively, “Plaintiffs”), by and through their undersigned counsel, state and allege as their Verified Compliant as follows:

NATURE OF THE ACTION

1. This is an action for declaratory and injunctive relief to require UpHealth, Inc. (“UpHealth” or the “Company”) to schedule and hold a special meeting of the stockholders on August 4, 2022 (or on an alternative date deemed appropriate by this Court), and to enjoin the 2022 annual meeting of stockholders currently scheduled to occur on June 28, 2022 (“2022 Annual Meeting”), until after the special meeting of stockholders is held. Expedited judicial relief is required because the Defendants have deprived Plaintiff Chirinjeev Kathuria of his contractual and statutory right as Co-Chairman of the Board of UpHealth to call a special meeting of the stockholders, as well as the right of the Plaintiffs, who collectively own or control a majority of the outstanding common stock of the Company, to participate and vote in that meeting. Further, given that the purpose of the special meeting relates to the ability of stockholders to nominate directors for election at the 2022 Annual Meeting, and that Defendants have taken actions to entrench themselves and infringe upon Plaintiffs’ exercise of their franchise, Plaintiffs and other stockholders face irreparable harm absent expedited injunctive relief from the Court.

THE PARTIES

2. Plaintiff Jeffery R. Bray is the record owner of 4,088,170 shares of common stock of the Company, and holds an irrevocable proxy to vote all of the shares of common stock beneficially owned by the parties to a certain Voting Agreement,1 which in total represents over 50% of the outstanding shares of the common stock of the Company.2

3. Plaintiff Chirinjeev Kathuria is a member of the Board of Directors of UpHealth (the “Board”) and Co-Chairman of the Board, and is also the single largest stockholder of the Company, owning 43,158,752 shares of common stock, which represents 30% of the outstanding shares of common stock of the Company.

4. Nominal Defendant UpHealth, Inc. is a Delaware corporation with its principal place of business in Florida. The Company is a global digital health company that delivers digital-first technology, infrastructure, and services to dramatically improve how healthcare is delivered and managed. The Company’s stock is listed on the New York Stock Exchange under the ticker “UPH.” The Company is the surviving entity in the “de-SPAC” merger of the special purpose acquisition company (“SPAC”) GigCapital2, Inc. (“GigCapital2”) with Cloudbreak, LLC and UpHealth Holdings, Inc.

[1]

The parties to the Voting Agreement include, but are not limited to, Plaintiff Chirinjeev Kathuria and non-parties Mariya Pylypiv, Syed Sabahat Azim, Richa Sana Azim, Alfonso Gatmaitan, and Azfar Malik, on behalf of AM Physicians LLC.

[2]	Percentage ownership is based upon a total of 143,840,305 shares of common stock of UpHealth, issued and outstanding as of May 20, 2022, as reported in UpHealth’s Form 10-Q filed on May 23, 2022.

5. Defendants Avi Katz, Raluca Dinu, Agnes Rey-Giraud, Neil Miotto, Nate Locke, and Moshe Bar-Siman-Tov are and have been members of the Board during the relevant period. Defendant Katz is also Co-Chairman of the Board.

FACTUAL BACKGROUND

A.	Plaintiff Chirinjeev Kathuria’s Authority to Call Special Meetings as Co-Chairman of the Board.

6. The Amended and Restated Bylaws of the Company (“Bylaws”) grant the Chairman of the Board the express right to call special meetings of the stockholders and special meetings of the Board. A true and correct copy of the Bylaws is attached as Exhibit A.

7. With respect to special meetings of the stockholders, Article II, Section 2.2 of the Bylaws provides: “[S]pecial meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).” Ex. A, Article II, Section 2.2 (emphasis added).

8. The use of the word “shall” in the second sentence of Article II, Section 2.2 of the Bylaws is mandatory and gives the Board no discretion to refuse to set the date for and hold a special meeting of the stockholders once such a meeting is called by the Chairman of the Board.

9. Similarly, Article IV, Section 4.2 of the Bylaws provides: “Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place…as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request.” Ex. A (emphasis added).

10. Article VII, Section 7.1 of the Second Amended and Restated Certificate of Incorporation of the Company also confers upon the Chairman of the Board the right to call special meetings of the stockholders. A true and correct copy of the Bylaws is attached as Exhibit B.

11. Prior to the de-SPAC merger, Defendant Avi Katz was Chairman of the Board of GigCapital2, the SPAC that acquired UpHealth Holdings, Inc. As agreed in the Business Combination Agreement entered into in contemplation of the de-SPAC merger, Plaintiff Chirinjeev Kathuria was added to the Board as of the closing of the Business Combination Agreement, and both Plaintiff Chirinjeev Kathuria and Defendant Avi Katz were given the title Co-Chairman of the Board.

12. Under the Bylaws, either Co-Chairman of the Board, acting alone, possesses the authority to call special meetings of the Board and special meetings of the stockholders.

13. Nothing in the Bylaws limits that authority or requires Co-Chairs to act jointly in order to call a special meeting.

14. The Board has always acted consistent with the fact that each Co-Chairman has the authority of the Chairman of the Board independently.

15. For example, Defendant Avi Katz, acting alone in his capacity as Co-Chairman of the Board, routinely and independently called dozens of special meetings of the Board without seeking Plaintiff Chirinjeev Kathuria’s consent, without calling the meetings jointly on behalf of the Co-Chairs, and on 24-hours’ notice to the Board.

16. Indeed, on at least one occasion, Plaintiff Chirinjeev Kathuria objected to a special meeting of the Board of Directors called by Defendant Katz because he did not believe the stated purpose of the meeting was appropriate or productive, but nonetheless, Defendant Avi Katz and the Board proceeded with the special meeting over his objection.

B.	The Upcoming Election of Directors at the 2022 Annual Meeting.

17. UpHealth has a nine-member classified board, with three Class I directors whose initial terms expire on the date of the 2022 Annual Meeting, three Class II directors whose initial terms expire on the date of the 2023 annual meeting of the stockholders, and three Class III directors whose initial terms expire on the date of the 2024 annual meeting of the stockholders.

18. The three Class I directors whose terms are set to expire on the date of the 2022 Annual Meeting are Defendants Neil Miotto and Moshe Bar-Siman-Tov, and non-party Jerome Ringo.

19. On May 10, 2022, at a special meeting of the Board of Directors called unilaterally by Defendant Avi Katz (“May 10 Special Board Meeting”), the Defendants for the first time disclosed their proposal for the nomination of persons to serve as Class I directors at the 2022 Annual Meeting.

20. Defendants intentionally and purposefully discussed the topic of director nominations at the end of the meeting, despite knowing that Plaintiff Chirinjeev Kathuria would be unable to participate given that he was attending the meeting from an operating room and would have to depart the meeting early for a previously scheduled medical procedure of which Defendant Avi Katz was aware.

21. As a result, Plaintiff Chirinjeev Kathuria was not present for the entire discussion of Defendants’ director-nomination proposal, nor was he present for the vote on that issue.

22. Plaintiff Chirinjeev Kathuria ultimately learned that the “independent members” of the Board recommended the following proposal: (a) renominate current Class I director Defendant Neil Miotto; (b) not renominate current Class I director Defendant Moshe Bar-Siman-Tov and current Class I director non-party Jerome Ringo (notably, Mr. Ringo, who is Chair of the Nominating Committee, was not present at the May 10 Special Meeting of the Board); (c) reclassify Defendant Raluca Dinu, an existing Class II director who was not up for re-election, and Defendant Angus Rey-Giraud, an existing Class III director who was not up for re-election, into the other two open Class I director positions; (d) appoint at a later date incoming CEO Samuel Mackey to fill the Class III director vacancy; and (e) appoint at a later date a qualified candidate to fill the Class II director vacancy.

23. This manipulation of the classification of the Board constitutes blatant entrenchment, as it has the effect of protecting Defendants’ tenure on the Board and was motivated primarily or solely for that goal. Indeed, rather than Defendant Raluca Dinu and Defendant Agnes Rey-Giraud continuing to have terms that expire in 2023 and 2024 as Class II and Class III directors, respectively, they will now have new three-year terms commencing upon their election, not to expire until at least 2025. Further, these actions artificially and unnecessarily create two new “vacancies” on the Board, which Defendants, as a majority of the Board, will be able to fill with their own hand-picked replacements, rather than through the normal process of nomination and election through a vote of the stockholders.

24. On May 26, 2022, without any notice to Plaintiff Chirinjeev Kathuria and without his knowledge, Defendants purportedly held a “meeting of the independent members of the board of directors,” which was not a lawfully called or convened meeting of the Board under the Bylaws.

25. Defendants were the only members of the Board to attend the “meeting of independent members.”

26. Despite the fact that it was not a lawfully called or convened meeting of the Board, Defendants used this clandestine “meeting of the independent members” to purportedly approve the filing of the Company’s proxy statement and the matters set forth in the proxy statement, including the nominees for election as Class I directors at the 2022 Annual Meeting consistent with Defendants’ proposal as described above.

27. Plaintiff Chirinjeev Kathuria learned of the May 26 “meeting of the independent members” on May 27, 2022 when he received drafts of the minutes of this “meeting” as well as the minutes of the May 10 Special Meeting of the Board, and immediately objected in writing to all actions purportedly taken at the “meeting.”

C.	The Board Wrongfully Refuses to Hold a Special Meeting of the Stockholders and Takes Other Actions for the Purpose of Disenfranchising the Stockholders.

28. Given the precipitous decline in the trading price of the Company’s common stock in recent months and a desire to enhance productive alignment between the Board and stockholders, on May 27, 2022, Plaintiff Jeffery Bray, as representative of stockholders of the Company collectively owning a majority of the Company’s outstanding shares of common stock, made a written request to the Board that the stockholders be permitted to nominate a slate of three directors for consideration and possible election by the stockholders at the 2022 Annual Meeting. A true and correct copy of the correspondence is attached as Exhibit C.

29. On the same day, Plaintiff Chirinjeev Kathuria, in his capacity as Co-Chairman of the Board, called a special meeting of the stockholders for the sole purpose of voting on an amendment to the Bylaws that would permit stockholders to nominate directors for election to the Board at annual or special meetings of the stockholders, including the 2022 Annual Meeting, if they provide notice not later than the close of business five days prior to the meeting. A true and correct copy of the Notice of Calling Special Meeting of the Stockholders of UpHealth, Inc. is attached as Exhibit D.

30. The proposed Bylaw amendment modifies the existing advance notice bylaw, which required notice of any stockholder nominations to be made by April 25, 2022 (ten days after the public announcement of the date of the 2022 Annual Meeting). If adopted, the amendment would enable the stockholders to nominate persons for election to the Board at the 2022 Annual Meeting as requested in Plaintiff Jeffery Bray’s letter to the Board.

31. Plaintiff Chirinjeev Kathuria, in his capacity as Co-Chairman of the Board, also called a special meeting of the Board for May 31, 2022, for the sole purpose of setting the date and time for the special meeting of the stockholders for August 4, 2022 at 10:00 am EDT pursuant to the Notice of Calling Special Meeting of the Stockholders. A true and correct copy of the Notice of Special Meeting of the Board of Directors of UpHealth, Inc is attached as Exhibit E.

32. On May 31, 2022, Plaintiff Chirinjeev Kathuria issued a revised notice regarding the special meeting of the stockholders with slightly revised clarifying language in the proposed Bylaw amendment. A true and correct copy of the Revised Notice of Calling Special Meeting of the Stockholders of UpHealth, Inc. is attached as Exhibit F.

33. As alleged above, Article II, Section 2.2 of the Bylaws gives Plaintiff Chirinjeev Kathuria, as Co-Chairman of the Board, the absolute right to call a special meeting of the stockholders, just as Section 4.3 of the Bylaws gives him the absolute right to call special meetings of the Board.

34. Further, the Bylaws require the Board to schedule and hold special meetings called by the Chairman of the Board, containing mandatory language that the special meeting “shall be held at such place…and at such and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting….” Bylaws, Article II, Section 2.2 (emphasis added).

35. Upon receipt of Plaintiff Chirinjeev Kathuria’s notices of the special meetings of the Board and of the stockholders, Defendant Avi Katz sent an email to the Board acknowledging Plaintiff Chirinjeev Kathuria’s authority to call such meetings, describing it as “the directive of the co-COB Chirinjeev Kathuria.”

36. The special meeting of the Board of Directors called by Plaintiff Chirinjeev Kathuria was in fact held via Zoom on May 31, 2022 at 1:00 pm EDT, the date and time in Plaintiff Chirinjeev Kathuria’s notice (“May 31 Special Meeting of the Board”).

37. The entire Board was present, except Defendant Moshe Bar-Siman-Tov and non-party Jerome Ringo. Mr. Ringo sent an email to all members of the Board stating that he supported the scheduling of the special meeting of the stockholders on August 4, 2022. Counsel for Chirinjeev Kathuria and Jeffery Bray was permitted to attend as a guest. The Company’s outside counsel Jeffrey Selman of DLA Piper LLP also attended. Upon information and belief, Mr. Selman attended and actively participated in all regular and special meetings of the Board, and more recently took over the task of preparing and circulating the draft minutes of these meetings.

38. The sole purpose of the May 31 Special Board Meeting was and should have been the scheduling of the special meeting of the stockholders.

39. However, Defendant Avi Katz hijacked the May 31 Special Board Meeting, using it as an opportunity for Defendants to take several additional actions in furtherance of their effort to stifle the exercise of the stockholders’ franchise and entrench themselves on the Board.

40. At the outset of the May 31 Special Board Meeting, Defendant Avi Katz sent an email with his own agenda for the meeting containing several items beyond the scheduling of the special meeting of the stockholders, argued with Plaintiff Chirinjeev Kathuria regarding who had a right to run the meeting, and muted Plaintiff Chirinjeev Kathuria via the Zoom platform several times.

41. Despite Defendant Avi Katz’s interference, Plaintiff Chirinjeev Kathuria promptly made a motion to schedule the special meeting of the stockholders, which motion was seconded by non-party director Mariya Pylypiv. Determined to control the meeting, however, Defendant Katz moved to table the motion to the last of his agenda items. Defendants voted in favor of the motion to table, with Plaintiff Chirinjeev Kathuria and non-party director Mariya Pylypiv voting against.

42. Defendant Avi Katz then raised the letter from Plaintiff Jeffery Bray requesting permission to nominate persons for election as directors at the 2022 Annual Meeting. In response to the request, Defendant Avi Katz cited the existing advance notice bylaw and made two redundant motions: to not waive the advance notice bylaw, and to enforce the advance notice bylaw, both of which were approved by Defendants, with only Plaintiff Chirinjeev Kathuria and non-party director Mariya Pylypiv voting against. With these votes, Defendants effectively rejected Plaintiff Jeffery Bray’s request to nominate persons for election, and precluded any stockholder nominations absent amendment of the Bylaws per the special meeting of the stockholders called by Plaintiff Chirinjeev Kathuria.

43. Defendant Avi Katz then moved for the approval of the minutes of the May 10, 2022 special meeting of the Board and the May 26, 2022 “meeting of the independent directors.” Even though the May 26 meeting was not a lawfully called and convened meeting of the Board, and even though the minutes falsely stated that “the Board approved the filing of the proxy statement and the matters set forth in the proxy statement for approval by the stockholders at the annual meeting scheduled for June 28, 2022, including that the nominees for election by the stockholders as Class I directors be Neil Miotto, Dr. Raluca Dinu and Agnès Rey-Giraud, and directed the Company to file the proxy statement on May 27, 2022,” the Board nonetheless voted 5-2 to approve the minutes over Plaintiff Chirinjeev Kathuria’s and non-party director Mariya Pylypiv’s objections, with all Defendants voting in favor.

44. The Board then discussed whether Plaintiff Jeffery Bray’s letter requesting permission to nominate a slate of directors for election was a “credible threat,” and, if so, whether it could and should take “protective action.”

45. Ultimately, the Board resolved to take “protective action” by amending the Bylaws to reduce quorum for meetings of the stockholders from 50% to one-third of the voting power of outstanding shares, which proposed amendment was approved by the same 5-2 vote.

46. The circumstances of this amendment demonstrate that its sole purpose was to ensure entrenchment of the Board via its currently unopposed slate of nominees—all of whom voted in favor of the amendment—and further insulate the Board from a competing slate of nominees by impinging the stockholders’ ability to prevent a quorum at the 2022 Annual Meeting.

47. Finally taking up the sole purpose for which Plaintiff Chirinjeev Kathuria had called the special meeting of the Board, Defendant Avi Katz then made a motion regarding whether the Board believed Plaintiff Chirinjeev Kathuria had the right as Co-Chairman of the Board to unilaterally call a special meeting of the stockholders. Despite the plain language of the Bylaws and the Board’s consistent course of conduct clearly authorizing a single Co-Chairman acting independently to call special meetings of the Board, in the absence of controlling law in Delaware supporting their conclusion, and based on mischaracterized, non-binding, and inapposite law from another jurisdiction, the Board determined, on the same 5-2 vote, that Plaintiff Chirinjeev Kathuria lacked authority to call a special meeting without the approval of Defendant Avi Katz. As a result, the Board did not schedule the special meeting of the stockholders as requested by Plaintiff Chirinjeev Kathuria.

48. The Bylaws clearly articulate that “the Chairman of the Board,” in the singular, may call a special meeting, and the Board historically acted in accordance with that understanding prior to its rejection of Plaintiff Chirinjeev Kathuria calling the special meeting of the stockholders on May 27. Nothing in the Bylaws or Delaware law limits the authority of either Co-Chairman to act independently or requires them to act jointly, and there was no legal basis for the Board’s refusal to act on Plaintiff Chirinjeev Kathuria’s notice calling the special meeting of the stockholders.

49. The Board’s refusal to hold the special meeting of the stockholders is a violation of the Bylaws, and its reduction of the voting power required for a quorum at meetings of the stockholders is a breach of fiduciary duties to the Company’s stockholders given its entrenchment purpose. Defendants’ inequitable, bad faith, disloyal conduct in taking these actions is irreparably harming the fundamental rights of the stockholders to exercise their franchise.

50. After the May 31 Special Board Meeting, Defendants filed a Form 8-K on May 31, 2022 to inform stockholders that the Board had approved a May 31, 2022 Amendment to the Amended and Restated Bylaws of the Company to change the quorum required for the annual meeting from a majority of stockholders to one-third of stockholders. A true and correct copy of the Form 8-K is attached as Exhibit G, and a true and correct copy of the May 31, 2022 Amendment to the Amended and Restated Bylaws of the Company is attached as Exhibit H.

51. But the Form 8-K omitted any reference to the dispute over approving a special meeting or Plaintiff Jeffery Bray’s request to be permitted to nominate a competing slate of directors, even though the stated purpose for the amendment at the May 31 Special Board Meeting was to purportedly protect against the “threat” supposedly represented by the Jeffery Bray letter.

52. The existence of these disputes and the purpose for the Board’s actions are plainly material to a stockholder, and their omission from the Company’s proxy statement and Form 8-K will result in an uninformed shareholder vote.

COUNT I

(Violation of Bylaws)

53. Plaintiffs repeat and reallege each and every allegation set forth in the foregoing paragraphs as though fully set forth herein.

54. Plaintiff Chirinjeev Kathuria, as Co-Chairman of the Board, delivered to the Company a notice calling for a special meeting of the stockholders of UpHealth.

55. As Co-Chairman of the Board, Plaintiff Chirinjeev Kathuria had the absolute right under the Company’s Bylaws to call the special meeting.

56. Plaintiff Chirinjeev Kathuria’s right to call the special meeting of the stockholders is protected by Section 211(d) of Delaware General Corporation Law.

57. Indeed, the Company held the May 31 Special Board Meeting as requested and called by Plaintiff Chirinjeev Kathuria.

58. At the May 31 Special Board Meeting, the sole purpose of which was to schedule the special meeting of the stockholders, the Board purported to reject the notice of special meeting on the supposed basis that Plaintiff Chirinjeev Kathuria lacked authority to call the special meeting.

59. The Board had no authority or discretion under the Bylaws or Delaware law to refuse to schedule and hold the special meeting called by Plaintiff Chirinjeev Kathuria as Co-Chairman of the Board.

60. As such, the Board’s refusal to schedule and hold the special meeting is a violation of the Bylaws and Delaware law.

61. Plaintiffs will be irreparably harmed if they are not allowed to hold the special meeting prior to the 2022 Annual Meeting.

62. Plaintiffs have no adequate remedy at law.

COUNT II

(Breach of Fiduciary Duties)

63. Plaintiffs repeat and reallege each and every allegation set forth in the foregoing paragraphs as though fully set forth herein.

64. Defendants owe fiduciary duties to Plaintiffs, including the duties of loyalty and good faith.

65. In breach of those duties, Defendants have acted for the disloyal and inequitable purpose of preventing stockholders from taking action that would threaten the Defendants’ continued positions as directors, including nominating a competing slate of directors and voting on amendments to the Bylaws to ease the restrictions imposed by the advance notice bylaw. Defendants’ actions are designed to entrench themselves on the Board of Directors and frustrate the exercise of the stockholder’s franchise.

66. Defendants also owe a fiduciary duty of candor, which they have breached by omitting any reference in the proxy statement or Form 8-K to the disputes over the special meeting of the stockholders and the ability of stockholders to present a competing slate of directors, or the true purpose for the amendment reducing the quorum for the annual meeting of the stockholders.

67. These omissions render Defendants’ filings with the SEC incomplete, false and/or misleading, and will result in an uniformed shareholder vote.

68. Plaintiffs will be irreparably harmed if they are not allowed to effectively exercise their franchise rights as stockholders.

69. Plaintiffs have no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, Plaintiffs respectfully request that the Court enter an Order:

A. Declaring that Defendants violated the Bylaws by refusing to schedule and hold the special meeting of the stockholders called by Plaintiff Chirinjeev Kathuria;

B. Requiring the Company to hold the special meeting of the stockholders on August 4, 2022, at 10:00: am EDT or alternative date or time deemed appropriate by this Court by remote communications, and set a record date for the special meeting of stockholders on such date to be the earliest possible date following the order of this Court as is permitted under the applicable Delaware law and New York Stock Exchange requirements;

C. Enjoining the 2022 Annual Meeting until not less than ten (10) and not more than fifteen (15) days after the special meeting of the stockholders;

D. Declaring that the Defendants have breached their fiduciary duties;

E. Invalidating and/or enjoining enforcement of the May 31, 2022 Amendment to the Amended and Restated Bylaws;

F. Declaring that the quorum for meetings of the stockholders shall remain 50%, including the 2022 Annual Meeting;

G. Awarding Plaintiffs their costs incurred in connection with this lawsuit, including reasonable attorneys’ fees; and

H. Granting such other and further relief as the Court deems proper.

MORRIS, NICHOLS, ARSHT &
TUNNELL LLP

OF COUNSEL:	/s/ Thomas W. Briggs, Jr.
Thomas W. Briggs, Jr. (#4076)
Brian M. Moore	Clee A. Malfitano (#6857)
Andrew J. Kolozsvary	1201 N. Market Street
Amy L. Vandamme	P.O. Box 1347
DYKEMA	Wilmington, DE 19899-1347
39577 Woodward Avenue, Suite 300	(302) 658-9200
Bloomfield Hills, MI 48304	Attorneys for Plaintiffs
(248) 203-0700

June 6, 2022

CERTIFICATE OF SERVICE

I hereby certify that on June 9, 2022 a copy of the Public Version of Verified Complaint for declaratory and injunctive relief was served electronically via File & ServeXpress upon the following counsel of record:

Ronald N. Brown, III

Kelly L. Freund

DLA PIPER LLP (US)

1201 N. Market Street, Suite 2100

Wilmington, DE 19801

A. Thompson Bayliss

ABRAMS & BAYLISS LLP

20 Montchanin Road, Suite 200

Wilmington, DE 19807

/s/ Clee A. Malfitano
Clee A. Malfitano (#6857)

Exhibit 99.2

EFiled: Jun 09 2022 04:50PM EDT Transaction ID 67711298 Case No. 2022-0489-LWW

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

JEFFERY R. BRAY and CHIRINJEEV	)
KATHURIA,	)
)
Plaintiffs,	)
)
v.	)
	)	C.A. No. 2022-0489-LWW
AVI KATZ, RALUCA DINU, AGNES REY-)
GIRAUD, NEIL MIOTTO, NATE LOCKE, and	)	PUBLIC VERSION EFILED
MOSHE BAR-SIMAN-TOV,	)	ON JUNE 9, 2022
)
Defendants,	)
)
and	)
)
UPHEALTH, INC., a Delaware Corporation,	)
)
Nominal Defendant.	)
)

MOTION FOR EXPEDITED PROCEEDINGS

Plaintiffs Jeffery R. Bray and Chirinjeev Kathuria (collectively, “Plaintiffs”), by and through their undersigned counsel, move to expedite proceedings in this action by shortening Defendants’ time to respond to the Complaint and scheduling a trial in advance of June 28, 2022. Alternatively, Plaintiffs request to be heard on a motion to preliminarily enjoin the annual meeting pending a trial on their claims. As set forth herein, Defendants’ refusal to hold the special meeting of the stockholders is a violation of the Bylaws, and its reduction of the voting power required for a quorum at meetings of the stockholders is a breach of fiduciary duties to the Company’s stockholders. Defendants’ inequitable, bad faith, disloyal conduct is irreparably harming the fundamental rights of the stockholders to exercise their franchise.

FACTUAL BACKGROUND1

A.	The Parties

1. UpHealth, Inc. (the “Company”) is a global digital health company that delivers digital-first technology, infrastructure, and services to improve how healthcare is delivered and managed. Bray is a stockholder of the Company and holds an irrevocable proxy under a certain Voting Agreement to vote the shares of stockholders collectively owning over 50% of the outstanding shares of the common stock of the Company. Kathuria is a member of the Board of Directors of the Company (the “Board”), Co-Chairman of the Board, and the single largest stockholder of the Company.

2. Defendants Avi Katz, Raluca Dinu, Agnes Rey-Giraud, Neil Miotto, Nate Locke, and Moshe Bar-Siman-Tov (collectively “Defendants”) are and have been members of the Board during the relevant period. Katz is also Co-Chairman of the Board.

1	All of these facts are set forth and verified in Plaintiffs’ Verified Complaint filed on June 6, 2022.

B.	Plaintiff Kathuria’s Right to Call a Special Meeting.

3. The Certificate of Incorporation and the Bylaws of the Company give Plaintiff Kathuria, as Co-Chairman of the Board, the absolute right to call a special meeting of the stockholders. See Bylaws, Article II, Section 2.2. The Bylaws also give him the absolute right to call special meetings of the Board. Bylaws, Article II, Section 2.3. Further, the Bylaws require the Board to schedule and hold special meetings called by the Chairman of the Board. See Bylaws, Article II, Section 2.2 (a special meeting “shall be held at such place…and at such and time and on such date as shall be determined by the Board ….”) (emphasis added). The Board has always acted consistent with the fact that each Co-Chairman has the authority of the Chairman of the Board independently.

C.	The Election of Directors at the 2022 Annual Meeting.

4. The Company’s annual meeting of shareholders is currently scheduled for June 28, 2022 (“2022 Annual Meeting”), at which time the three Class I directors of the Company’s nine-member Board are to be elected. On May 10, 2022, at a special meeting of the Board called unilaterally by Katz (“May 10 Special Board Meeting”), Defendants for the first time disclosed their proposal for director nomination at the 2022 Annual Meeting. The Board recommended the following: (a) renominate one current Class I director; (b) not renominate the other two current Class I directors; (c) reclassify an existing Class II director who was not up for re-election, and an existing Class III director who was not up for re-election, into the other two open Class I director positions; (d) appoint at a later date the incoming CEO to fill the Class III director vacancy; and (e) appoint at a later date a qualified candidate to fill the Class II director vacancy. This proposal manipulates the classification of the Board and constitutes blatant entrenchment, as it protects Defendants’ tenure on the Board and was motivated primarily or solely for that goal.

5. Defendants purposefully waited until the end of the May 10 Special Board Meeting to discuss director nominations, despite knowing that Kathuria would be unable to participate given that he was attending the meeting from an operating room and would have to depart early for a medical procedure, of which Katz was aware. Kathuria thus was not present for the entire discussion of Defendants’ proposal or for the vote on that issue.

6. On May 26, 2022, without notice to Kathuria and without his knowledge, Defendants purportedly held a “meeting” of the “independent members” of the Board, which was not a lawfully called or convened meeting of the Board under the Company’s Bylaws. Defendants used this clandestine “meeting” to purportedly approve the filing of the Company’s proxy statement, which included the director nominees for election at the 2022 Annual Meeting. Kathuria only learned of the May 26 “meeting” the following day when draft minutes of the “meeting,” as well as draft minutes of the May 10 Special Board Meeting, were circulated. Kathuria immediately objected in writing to all actions purportedly taken at the “meeting.”

D.	The Board Wrongfully Refuses to Hold a Special Meeting.

7. On May 27, 2022, Bray made a written request to the Board that the stockholders be permitted to nominate a slate of three directors for consideration and possible election at the 2022 Annual Meeting. On the same day, Kathuria, in his capacity as Co-Chairman of the Board, called a special meeting of the stockholders for the sole purpose of voting on an amendment to the Bylaws that would permit stockholders to nominate directors for election if they provide notice not later than the close of business five days prior to such meeting. Kathuria also called a special meeting of the Board for May 31, 2022, for the sole purpose of setting the date and time for the special meeting of the stockholders for August 4, 2022.

8. The special meeting of the Board called by Kathuria was held via Zoom on May 31, 2022 (“May 31 Special Meeting of the Board”).2 At the outset of the meeting, Katz sent an email with his own agenda for the meeting containing several items beyond the scheduling of the special meeting of the stockholders. Kathuria promptly made a motion to schedule the special meeting of the stockholders, which motion was seconded by non-party director Mariya Pylypiv. Determined to control the meeting, however, Katz moved to table this issue which motion was approved by Defendants in a 5-2 vote.

9. Katz then raised the letter from Bray requesting permission to nominate persons for election as directors at the 2022 Annual Meeting. Katz cited the advance notice bylaw, which, if not waived, would preclude Bray’s request, and made two redundant motions: to not waive the advance notice bylaw, and to enforce the advance notice bylaw, both of which were approved by Defendants by a vote of 5-2. With these votes, Defendants effectively rejected Bray’s request.

2	Director Jerome Ringo was not present, but he sent an email to the Board prior to the meeting stating that he supported the scheduling of the special meeting called by Kathuria.

10. The Board then discussed whether Bray’s letter was a “credible threat,” and, if so, whether it should take “protective action.” Ultimately, the Board resolved to take “protective action” by amending the Bylaws to reduce quorum for meetings of the stockholders from 50% to 33% of the voting power of outstanding shares, which proposed amendment was approved by the same 5-2 vote.

11. Finally taking up the sole purpose for which Kathuria had called the special meeting of the Board, Katz made a motion regarding whether Kathuria had the right as Co-Chairman of the Board to unilaterally call a special meeting of the stockholders. Despite the plain language of the Bylaws, the Board determined, on the same 5-2 vote, that Kathuria lacked authority to call a special meeting without the approval of Katz. As a result, the Board did not schedule the special meeting of the stockholders as requested.

12. Defendants filed a Form 8-K on May 31, 2022 to inform stockholders that the Board had approved an amendment to the Bylaws to reduce the quorum required for the annual meeting. However, the Form 8-K omitted any reference to the dispute over calling a special meeting or Bray’s request to be permitted to nominate a competing slate of directors, despite the fact that the stated purpose for the amendment was to purportedly protect against the alleged “threat” presented by Bray’s letter. The existence of these disputes and the purpose for the Board’s actions are plainly material to a stockholder, and their omission from the Company’s proxy statement and Form 8-K will result in an uninformed shareholder vote.

ARGUMENT

I.	LEGAL STANDARD FOR GRANTING A MOTION FOR EXPEDITED PROCEEDINGS

13. The Court of Chancery Rules grant this Court broad discretion to order expedited proceedings. See Ch. Ct. R. 4, 12, 26, 30, 34, and 173. A party seeking expedited proceedings need only show “some reason justifying departure from the sequence envisioned by the rules.” American Stores Co. v. Lucky Stores, Inc., 1988 WL 909330, at *2 (Del. Ch. April 13, 1988). As the Delaware Supreme Court has observed, “Delaware courts are always receptive to expediting any type of litigation in the interests of affording justice to the parties,” and the Court of Chancery in particular is “renowned” for its “expedited decision making.” Box v. Box, 697 A.2d 395, 398-99 (Del. 1997). Accordingly, the Court limits its inquiry into whether the plaintiff “has articulated a sufficiently colorable claim and shown a sufficient possibility of a threatened irreparable injury.” Box, 697 A.2d 395 at 398-99; Banet v. Fonds de Regulation et de Controle Café Cacao, 2008 WL 4951054, at *1 (Del. Ch. Nov. 12, 2008) (citation omitted). The Court does not judge the merits of the case or “even the legal sufficiency of the pleadings” to determine whether to expedite proceedings. Morton v. Am. Mktg. Indus. Holdings, Inc., 1995 WL 1791090, at *2 (Del. Ch. Oct. 5, 1995) (citation omitted).

14. As set forth below, Plaintiffs have stated more than a colorable claim that Defendants have breached the Bylaws and are entitled to an immediate order requiring the scheduling of a special stockholder meeting. In addition, Plaintiffs more than adequately allege a breach of fiduciary duty that Defendants are attempting to thwart the majority stockholders’ voting rights in order to entrench themselves. Absent prompt relief scheduling the special meeting of stockholders, enjoining the 2022 Annual Meeting and enjoining enforcement of the May 31, 2022 Amendment to the Bylaws, Plaintiffs will be imminently and irreparably harmed.

15. Under similar circumstances, the Court has ordered expedited proceedings. Perlegos v. Atmel Corp., 2007 WL 475453, at *25 (Del. Ch. Feb. 8, 2007) (expediting complaint to schedule special stockholder meeting under 8 Del. C. § 211); Sherwood v. Ngon, 2011 WL 6355209, at *7-10 (Del. Ch. Dec. 20, 2011) (expediting disclosure claim in connection with annual meeting); Ichan Partners LP v. Amylin Pharmaceuticals, Inc., 2012 WL 1526814, at *3 (Del. Ch. Apr. 20, 2012) (expediting claim to waive advance notice bylaw).

II.	PLAINTIFFS SATISFY THE STANDARD FOR RELIEF

A.	The Court Should Expedite a Trial on Plaintiffs’ Request to Schedule a Special Meeting of Stockholders.

1.	Plaintiffs Have Demonstrated a Colorable Claim for Violation of the Bylaws Based on Defendants’ Refusal to Schedule the Special Meeting.

16. Plaintiffs’ claim for violation of the Bylaws and 8 Del. C. § 211 is without doubt colorable. As Co-Chairman, Kathuria has the absolute right to call a special meeting of the stockholders. The Bylaws confer the authority upon the Chairman to call this meeting. As Co-Chairman, Kathuria has the authority of the Chairman. Nothing in the Bylaws limits that authority, and as set forth in the Complaint, the Board has always acted consistent with the fact that the Co-Chairs each possess the authority of the Chairman independently. Because Kathuria has the authority to call a special meeting, the Board violated the Company’s Bylaws and 8 Del. C. § 211 by not approving the special meeting of shareholders in order to perpetuate themselves in office.

2.	Plaintiffs Have Demonstrated a Threat of Imminent, Irreparable Injury Based on Defendants’ Refusal to Schedule the Special Meeting.

17. Delaware law is clear that where a plaintiff seeks to assert and uphold a clearly defined statutory right, the plaintiff faces irreparable harm when that right is interfered with or frustrated by the defendants. City of Providence v. First Citizens BancShares, Inc., 99 A.3d 229, 236 (Del. Ch. 2014) (“The Delaware Supreme Court affirmed the issuance of a preliminary injunction enjoining the board’s ability to enforce a bylaw that regulated the effective time of action taken by stockholder written consent because the bylaw was ‘clearly in conflict with the letter and intent’ of 8 Del. C. § 228.”); Potter v. Cmty. Commc’ns Corp., 2004 WL 550747, at *3 (Del. Ch. Mar. 11, 2004) citing Plaza Sec. Co. v. O’Kelley, 1985 WL 11539 (Mar. 5, 1985), aff’d, 496 A.2d 1031 (Del.1985) (“Where a legal right granted by law appears to be clear, where interference with the legal right will necessarily occur in the absence of injunctive protection by the Court, and where it reasonably appears that money damages cannot adequately compensate for the interference with that legal right, the irreparable injury requirement is considered to be satisfied.”).

18. Here, Kathuria’s right to call a special meeting of stockholders is set forth in the Bylaws and protected by 8 Del. C. § 211. Defendants’ refusal to schedule the special meeting has interfered with Plaintiffs’ statutory rights and poses a threat of imminent, irreparable injury. Defendants’ sole purpose is to thwart Kathuria’s right as a Co-Chair and the will of the majority of the stockholders in order to entrench themselves. The resulting loss of voting rights also constitutes irreparable harm. Phillips v. Insituform of North America, Inc., 1987 WL 16285, at *11 (Del. Ch. Aug. 27, 1987) (“[L]oss of voting power constitutes irreparable injury.”).

B.	The Court Should Expedite a Trial on Plaintiffs’
Request to Enjoin the 2022 Annual Meeting and
Enforcement of the May 31 Amendment to the
Bylaws.

	1.	Plaintiffs Have Demonstrated a Colorable
Claim of Breach of Fiduciary Duties Based
on Defendants’ Disloyal Conduct and Failure
to Disclose All Material Facts in Form 8-K.

19. Plaintiffs’ breach of fiduciary duties claim and request to enjoin the 2022 Annual Meeting and enforcement of the May 31 Amendment to the Bylaws states a colorable claim. As described above, Defendants’ director nominee proposal and approval process manipulated the classification of the Board and constitutes blatant entrenchment, as it protects Defendants’ tenure on the Board and was motivated primarily or solely for that goal. Defendants then refused to allow Bray to nominate a competing slate of directors and have refused to hold a special stockholders meeting to vote on Bylaw amendments to ease the restrictions of the advance notice bylaw, and instead reduced quorum for the 2022 Annual Meeting to try to ensure election of the Board slate. Simply put, Defendants acted for the disloyal and inequitable purpose of preventing stockholders from exercising their franchise in a manner that would threaten Defendants’ continued positions as directors. Defendants’ actions frustrate the exercise of the stockholder’s franchise and constitute breaches of Defendants’ fiduciary duty of loyalty. Blasius Indus., Inc. v. Atlas Corp., 564 A.2d 651, 663 (Del. Ch. 1988).

20. Moreover, Defendants’ blatant omission of material facts from the Form 8-K is a breach of fiduciary duties. “[U]nder Delaware law, the fiduciary duties of directors require that they disclose fully and with complete candor all material facts when they solicit proxies from stockholders.” See Millenco L.P. v. meVC Draper Fisher Jurvetson Fund I, Inc., 824 A.2d 11, 15 (Del. Ch. 2002); Gilmartin v. Adobe Res. Corp., 1992 WL 71510, at *13 (Del. Ch. Apr. 6, 1992) (finding breach of duty of candor where defective disclosure of a proxy statement was “information [] material to an informed vote”). Here, Defendants filed a Form 8-K on May 31, 2022 to inform stockholders that the Board changed the quorum required for the annual meeting from a majority of stockholders to 33%. But that proxy statement omitted any reference to the dispute over the special meeting of the stockholders, or that the true purpose of the amendment was to “protect” the Board from Bray’s attempt to nominate a competing slate of directors. “An omitted fact is material if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to vote.” Sherwood, 2011 WL 6355209, at *7-10. A dispute among Board members over who should serve on the Board in connection with an upcoming election is plainly material. Id.

2.	Plaintiffs Have Demonstrated a Threat of Imminent, Irreparable Injury.

21. Where there exists interference with stockholder voting rights, Delaware law is clear that stockholders face a very real threat of irreparable harm. Plaintiffs are irreparably harmed if they do not have an opportunity to nominate candidates. Ichan Partners LP v. Amylin Pharmaceuticals, Inc., 2012 WL 1526814, at *3 (Del. Ch. Apr. 20, 2012). Here, Defendants nominated incumbent directors whose terms had not yet expired, effectively slating current directors for additional terms on the Board. If the Court does not enjoin the 2022 Annual Meeting or enjoin enforcement of the May 31, 2022 Amendment to the Bylaws, Plaintiffs will be unable to nominate directors and will suffer irreparable harm.

22. Moreover, proxy statements that contain incomplete, false, or misleading information may result in an uninformed shareholder vote. Sherwood, 2011 WL 6355209, at *9-10. That threat of an uninformed shareholder vote constitutes irreparable harm. Vento v. Curry, 2017 WL 1076725, at *4 (Del. Ch. Mar. 22, 2017); Sherwood, 2011 WL 6355209, at *9-10. Here, the material omissions in the Form 8-K will result in an uninformed shareholder vote, demonstrating a threat of irreparable harm.

III.	CONCLUSION

23. Accordingly, Plaintiffs request that the Court enter an Order in the form attached hereto (i) shortening Defendants’ time to respond to the Complaint, and (ii) scheduling a trial in advance of the 2022 Annual Meeting. Alternatively, Plaintiffs request to be heard on a motion to preliminarily enjoin the 2022 Annual Meeting pending a trial on their claims.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Thomas W. Briggs, Jr.
OF COUNSEL:	Thomas W. Briggs, Jr. (#4076)
Clee A. Malfitano (#6857)
Brian M. Moore	1201 N. Market Street
Amy L. Vandamme	P.O. Box 1347
Andrew J. Kolozsvary	Wilmington, DE 19899-1347
DYKEMA	(302) 658-9200
39577 Woodward Avenue, Suite 300	Attorneys for Plaintiffs
Bloomfield Hills, MI 48304
(248) 203-0700	Words: 2,990

June 6, 2022

CERTIFICATE OF SERVICE

I hereby certify that on June 9, 2022 a copy of the Public Version of Motion for Expedited Proceedings was served electronically via File & ServeXpress upon the following counsel of record:

Ronald N. Brown, III

Kelly L. Freund

DLA PIPER LLP (US)

1201 N. Market Street, Suite 2100

Wilmington, DE 19801

A. Thompson Bayliss

ABRAMS & BAYLISS LLP

20 Montchanin Road, Suite 200

Wilmington, DE 19807

/s/ Clee A. Malfitano
Clee A. Malfitano (#6857)